N E W S R E L E A S E CONTACT: Paul Seavey FOR IMMEDIATE RELEASE (800) 247-5279 October 27, 2026 ELS Announces Leadership Transition CHICAGO, IL – October 27, 2026 – Equity LifeStyle Properties, Inc. (NYSE:ELS) (referred to herein as the “Company,” “we,” “us,” and “our”) today announced a leadership transition effective January 1, 2027. Marguerite Nader has been elected Executive Vice Chair of the Board of Directors. Patrick Waite has been promoted to President and Chief Executive Officer, and David Eldersveld has been promoted to Executive Vice President, Chief Operating Officer and Chief Legal Officer. “I want to thank Marguerite for her contributions to ELS as Chief Executive Officer for the past 13 years and for her leadership in strengthening the Company for the future. ELS has a longstanding tradition of leaders benefiting from the guidance and mentorship of their predecessors. This continuity has been central to our success, and I am grateful that Marguerite will continue to provide her leadership and support,” said Thomas Heneghan, Chairman of our Board of Directors. “Patrick’s operating experience, including his leadership across acquisitions and operations, makes him exceptionally well prepared to lead ELS as our new Chief Executive Officer. Dave’s institutional knowledge, cross-functional experience and proven judgment make him uniquely qualified for this expanded role,” said Thomas Heneghan. “I have tremendous confidence in this succession plan and in Patrick’s leadership. As Executive Vice Chair, I look forward to working closely with the Board, Patrick and our leadership team to support the Company’s continued success,” said Marguerite Nader. Patrick Waite has held senior leadership roles at ELS since 2013, most recently serving as President and Chief Operating Officer after a decade as Executive Vice President and Chief Operating Officer. Patrick has extensive manufactured housing experience from prior roles at American Residential Communities, Riverside Communities and Continental Communities. David Eldersveld has held senior leadership roles at ELS since 2015 and currently serves as Executive Vice President, Chief Legal Officer, overseeing asset management, human resources, the law department and risk management. In his expanded role, he will also assume oversight of operations, led by Brett Hattel, who will be promoted to Executive Vice President, Operations effective January 1, 2027. This leadership transition is part of the Company’s multi-year succession plan led by our Board of Directors. Effective January 1, 2027, the size of the Board of Directors will be increased by one director, and Mr. Waite will be elected to the Board of Directors to fill the vacancy.

This news release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment, including the impact of changes in tariffs, as well as costs associated with supply chain disruptions; (ix) changes in debt service and interest rates; (x) our ability to integrate and operate recent acquisitions in accordance with our estimates; (xi) our ability to execute expansion/development opportunities in the face of changes impacting the supply chain or labor markets; (xii) completion of pending transactions in their entirety and on assumed schedule; (xiii) our ability to attract and retain property employees, particularly seasonal employees; (xiv) ongoing legal matters and related fees; (xv) costs to clean up and restore property operations and potential revenue losses following storms or other unplanned events; and (xvi) the potential impact of material weaknesses, if any, in our internal control over financial reporting. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. We are a fully integrated owner of lifestyle-oriented properties and own or have an interest in 453 properties located predominantly in the United States consisting of 173,623 sites as of September 30, 2026. We are a self-administered, self-managed, real estate investment trust with headquarters in Chicago.